UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 13, 2012

DREAMS, INC.

(Exact name of registrant as specified in its charter)

Utah	001-33405	87-0368170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 South University Drive, Plantation, Florida		33324
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 377-0002

Registrant’s facsimile number, including area code: (954) 475-8785

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 13, 2012, Dreams, Inc. (“Dreams” or the “Company”), a Utah corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Fanatics, Inc., a Delaware corporation (“Parent”), and Sweet Tooth Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Upon the terms and subject to the conditions set forth in the Merger Agreement, the Merger Sub will be merged with and into Dreams (the “Merger”), with Dreams surviving the Merger as a wholly owned subsidiary of the Parent. Dreams’ board of directors (the “Board”), acting upon the unanimous recommendation of a special committee comprised of independent directors of the Board, unanimously approved the Merger Agreement and the Merger.

Upon the Merger becoming effective (the “Effective Time”), on the terms and subject to the conditions set forth in the Merger Agreement, each share of Dreams common stock issued and outstanding immediately prior to the Effective Time (other than shares held by shareholders who have properly exercised and perfected dissenters’ rights under Utah law) will be converted into the right to receive $3.45 in cash, without interest (“Merger Consideration”). As of the Effective Time, all such shares of Dreams common stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of such Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

At the Effective Time of the Merger, each option granted under any stock option plan, including the Company’s 2006 Equity Incentive Plan or any other Company plan, agreement or arrangement will be fully accelerated, and each then unexpired and unexercised option shall be cancelled and, in exchange therefor, each former holder of any such cancelled Company option shall be entitled to receive in cash an amount equal to the product of the total number of shares of Company common stock previously subject to such Company option and the excess, if any, of the Merger Consideration over the exercise price per share of Company common stock previously subject to such Company option. At the effective time of the Merger each warrant to purchase Company Common Stock that is issued and unexpired and unexercised immediately prior to the effective time and not terminated pursuant to its terms in connection with the Merger shall be entitled to receive upon the exercise of such Company warrant a payment in cash equal to the product of the total number of shares of Company common stock previously subject to such Company warrant and the excess, if any, of the Merger consideration over the exercised price per share of common stock previously subject to the Company warrant.

In connection with the Company Board’s approval, Jefferies & Company, Inc. rendered its opinion to the special committee of the Company’s Board that, as of the date of the opinion and subject to the various assumptions and qualifications set forth therein, the Merger Consideration to be received by the Company’s shareholders is fair, from a financial point of view, to such shareholders.

The Merger Agreement contains customary representations, warranties and covenants, including covenants requiring each of the parties to use reasonable best efforts to cause the Merger to be consummated.

The completion of the Merger is subject to various customary closing conditions, including (i) the approval and adoption of the Merger Agreement by the shareholders of Dreams entitled to vote thereon (“Shareholder Approval”), (ii) the absence of any pending or threatened legal proceedings challenging or seeking to restrain or prohibit the consummation of the Merger, no court having issued an injunction that prohibits the consummation of the Merger, and no court or government entity having enacted a law, rule or regulation that prohibits the consummation of the Merger and (iii) the expiration or termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) subject to specified materiality standards, the accuracy of representations and warranties of each party, and (v) the compliance by each party in all material respects with their obligations under the Merger Agreement.

Under the Merger Agreement, Dreams is subject to a customary “no shop” restriction on its ability to solicit alternative acquisition proposals or to provide information to or engage in discussions or negotiations with third parties regarding alternative acquisition proposals. The no-shop provision is subject to a customary “fiduciary out” provision that allows Dreams prior to receipt of Shareholder Approval, to provide information and participate in discussions with respect to unsolicited acquisition proposals that the Company’s Board reasonably believes constitutes or would be likely to result in a Superior Proposal, provided certain other conditions are met.

The Board has agreed to recommend that Dreams shareholders adopt the Merger Agreement. However, the Board may, subject to certain conditions, change its recommendation in favor of adoption of the Merger Agreement if it receives an alternative proposal that it determines in good faith, after consultation with its outside counsel, constitutes a Superior Proposal and that such action is necessary to comply with its fiduciary duties. A “Superior Proposal” is a written acquisition proposal for all or substantially all of the voting power of the outstanding shares of Company common stock or all or substantially all of the consolidated assets, revenues or income of the Company, which, in the good faith judgment of the Board (after consultation with its financial advisor and outside counsel), taking into account the various legal, financial and regulatory aspects of the proposal, including the financing terms thereof, and the person making such proposal (i) if accepted, is reasonably likely to be consummated, and (ii) if consummated would result in a transaction that is more favorable to the Company shareholders from a financial point of view than the Merger and the transactions contemplated thereby. The Merger Agreement also requires Dreams to convene and hold a shareholders’ meeting to vote on the approval of the Merger Agreement, regardless of whether an alternative proposal has been made or a change in the recommendation of the Company’s Board has occurred.

The Merger Agreement contains certain termination rights, including a termination right of Dreams in order to accept a Superior Proposal if certain requirements are met, and provides that (i) in the event of termination of the Merger Agreement under specified circumstances, Dreams will owe Parent a cash termination fee of $5.5 million. In addition, subject to certain limitations, either party may terminate the Merger Agreement if the Shareholder Approval is not obtained at the Company’s shareholder meeting or if the Merger is not consummated before October 12, 2012.

In connection with the Merger Agreement Ross Tannenbaum , the Company’s CEO, Sam Battistone, the Company’s Chairman, David Greene, the Company’s SVP, Kevin Bates, Division President-Retail, , Warren Greene, Richard Greene and Frost Gamma Investment Trust, who collectively hold approximately 35% of the aggregate voting power of Dreams have entered into voting and support agreements that require them to vote in favor of the Merger and against any other transactions that would result in the Merger not being consummated (the “Support

Agreements”). The shareholders subject to the Support Agreements also have agreed, among other things, (i) not to transfer or otherwise dispose, tender or grant a proxy with respect to their shares of the Company’s common stock; and (ii) to waive, in connection with the Merger and the other transactions contemplated by the Merger Agreement, any dissenters’ rights they may have with respect to their shares of the Company’s common stock. In the event the merger agreement is terminated and a break up fee is required to be paid by Dreams, Mr. Tannenbaum has agreed to disgorge to Parent 50% of any amounts in excess of the $3.45 per share that he receives, whether as a result of a Superior Proposal or an increase in the Merger Consideration payable by Parent. The obligations of the shareholders under the Support Agreements to vote in favor of the Merger and against any alternative acquisition proposals will terminate if the Merger Agreement is terminated or if the Merger Agreement is amended to reduce the Merger Consideration or make any other change that is materially adverse to the shareholders.

The foregoing description of the Merger Agreement and the Support Agreements is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference in its entirety, and by reference to the Support Agreements, which are attached to this Current Report on Form 8-K as Exhibits 2.2 through 2.7and incorporated herein by reference in their entirety. The Merger Agreement and the Support Agreements have been attached to provide investors with information regarding their terms. They are not intended to provide any other factual information about Dreams or Parent. The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub and are effective only as of the times set forth in the Merger Agreement. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule provided by Dreams to Parent in connection with the signing of the Merger Agreement. The confidential disclosure schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, the representations and warranties are qualified by matters disclosed in Company filings with the SEC. Finally, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Dreams and Parent rather than establishing matters as facts, and are subject to materiality qualifications contained in the Merger Agreement, which may differ from what may be viewed as material by investors. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Dreams or Parent.

Item 7.01 Regulation FD Disclosure

On April 16, 2012, the Company issued a press release which is attached as Exhibit 99.1. The information furnished therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section. This information shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the registrant specifically incorporates any such information by reference

Item 9.01 Financial Statement and Exhibits.

(d)	Exhibits

2.1*	Agreement and Plan of Merger dated as of April 13, 2012, among Dreams, Inc., Sweet Tooth Acquisition Corp., and Fanatics, Inc.

2.2	Support Agreement dated as of April 13, 2012, Fanatics, Inc., Sweet Tooth Acquisition Corp., and Ross Tannenbaum.

2.3	Support Agreement dated as of April 13, 2012, Fanatics, Inc. , Sweet Tooth Acquisition Corp., and Kevin Bates.

2.4	Support Agreement dated as of April 13, 2012, Fanatics, Inc. , Sweet Tooth Acquisition Corp., and David Greene.

2.5	Support Agreement dated as of April 13, 2012, Fanatics, Inc. , Sweet Tooth Acquisition Corp., and Warren Greene.

2.6	Support Agreement dated as of April 13, 2012, Fanatics, Inc. , Sweet Tooth Acquisition Corp., and Richard Greene.

2.7	Support Agreement dated as of April 13, 2012, Fanatics, Inc. , Sweet Tooth Acquisition Corp., and Frost Gamma Investment Trust.

2.8	Support Agreement dated as of April 13, 2012, Fanatics, Inc. , Sweet Tooth Acquisition Corp., and Sam Battistone.

99.1	Press Release issued by Dreams, Inc. dated April 16, 2012.

99.2	Employee Memo

99.3	Partners Emails

*	Schedules and certain exhibits to the merger agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Dreams hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

Forward-Looking Statements

This Form 8-K contains forward-looking statements, including those regarding the proposed Merger. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the ability of the parties to consummate the proposed Merger in a timely manner or at all; the satisfaction of conditions precedent to consummation of the Merger, including the ability to secure regulatory approvals and approval by Dreams Shareholders; the possibility of litigation (including litigation related to the Merger itself); and other risks described in Dreams’ filings with the Securities and Exchange Commission (the “SEC”), including its most recent Form 10-K. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof, and Dreams does not undertake any obligation to update any forward-looking statements.

Additional Information and Where to Find It:

In connection with the proposed transaction and required stockholder approval, the Company will file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT DREAMS AND THE TRANSACTION. Investors and Security

holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Dreams with the SEC may be obtained free of charge by contacting Dreams, Inc. by mail at Dreams, Inc., 2 South University Drive, Plantation, Florida 33324, Attn: Corporate Secretary. The Company’s filings with the SEC are also available on Dreams’ website at: www.Dreamscorp.com.

Participants in the Solicitation

Dreams and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Dreams’ shareholders in connection with the proposed transaction. Information about Dreams’ directors and executive officers is set forth in Dreams, Inc.’s Proxy Statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on November 2, 2011and its Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on March 29,2012. These documents are available free of charge at the SEC’s website at www.sec.gov, and from Dreams, Inc. by contacting Dreams by mail at 2 South University Drive, Plantation, Florida, 33324, Attn: Corporate Secretary. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement that Dreams intends to file with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 16, 2012	DREAMS, INC.

	By:	/s/ Ross Tannenbaum
Ross Tannenbaum
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

2.1*	Agreement and Plan of Merger dated as of April 13, 2012, among Dreams, Inc., Sweet Tooth Acquisition Corp., and Fanatics, Inc.

2.2	Support Agreement dated as of April 13, 2012, Fanatics, Inc., Sweet Tooth Acquisition Corp., and Ross Tannenbaum.

2.3	Support Agreement dated as of April 13, 2012, Fanatics, Inc., Sweet Tooth Acquisition Corp., and Kevin Bates.

2.4	Support Agreement dated as of April 13, 2012, Fanatics, Inc., Sweet Tooth Acquisition Corp., and David Greene.

2.5	Support Agreement dated as of April 13, 2012, Fanatics, Inc., Sweet Tooth Acquisition Corp., and Warren Greene.

2.6	Support Agreement dated as of April 13, 2012, Fanatics, Inc., Sweet Tooth Acquisition Corp., and Richard Greene.

2.7	Support Agreement dated as of April 13, 2012, Fanatics, Inc., Sweet Tooth Acquisition Corp., and Frost Gamma Investment Trust.

2.8	Support Agreement dated as of April 13, 2012, Fanatics, Inc. , Sweet Tooth Acquisition Corp., and Sam Battistone.

99.1	Press Release issued by Dreams, Inc. dated April 16, 2012.

99.2	Employee Memo

99.3	Partners Emails

*	Schedules and certain exhibits to the merger agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Dreams hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

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